MANAGEMENT'S ASSERTION OF COMPLIANCE
Management of the Trust & Securities Services department of Deutsche Bank National Trust Company and Deutsche Bank Trust
Company Americas (collectively the "Company") is responsible for assessing the servicing criteria set forth in Item 1122(d) of
Regulation AB promulgated by the Securities and Exchange Commission to determine which criteria are applicable to the Company in respect of the servicing platform described below. Management has determined that the servicing criteria are applicable in regard to the servicing platform as of and for the period as follows:
Platform: Publicly-issued (i.e., transaction-level reporting required under the Securities Exchange Act of 1934, as amended) and certain privately-issued (i.e., for which transaction-level reporting is required pursuant to contractual obligation) residential mortgage-backed securities, commercial mortgage-backed securities and other asset-backed securities issued on or after January 1, 2006, for which the
Company provides trustee, certificate administrator, securities administration, paying agent or custodian services, as defined in the transaction agreements, excluding publicly-issued securities sponsored or issued by any government sponsored entity (the "Platform").
Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required by Item 1122(d) servicing criteria in regards to the activities performed by the Company with respect to the Platform as to any transaction, except for the following criteria:
1122(d)(4)(iv) – 1122(d)(4)(xiv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the "Applicable Servicing Criteria"). With respect to Applicable Servicing Criteria 1122(d)(1)(ii), 1122(d)(1)(iii)
and 1122(d)(2)(iii) there were no activities performed during the year ended December 31, 2014 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.
Period: Year ended December 31, 2014 (the "Period").
Management's interpretation of Applicable Servicing Criteria: The Company's management has determined that servicing criterion
1122(d)(1)(iii) is applicable only with respect to its continuing obligation to act as, or locate a, successor servicer under the circumstances referred to in certain transaction agreements. It is management's interpretation that the Company has no other active back-up servicing responsibilities in regards to servicing criterion 1122(d)(1)(iii) as of and for the Period. The Company's management has determined that servicing criterion 1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the
Company's obligation to report additions, removals or substitutions on reports to investors in accordance with the transaction agreements.
With respect to the Platform as of and for the Period, the Company's management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:
The Company's management is responsible for assessing the Company's compliance with the Applicable Servicing Criteria.
The Company's management has assessed compliance with the Applicable Servicing Criteria. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of
Regulation AB.
Based on such assessment, the Company has complied, in all material respects with the Applicable Servicing Criteria.
KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management's assertion of compliance with the Applicable Servicing Criteria as of and for the Period.

DEUTSCHE BANK NATIONAL TRUST COMPANY
By: ___/s/ David Co ____________________________
Name: David Co
Its: Director
By:_____ /s/Matt Bowen ________________________
Name: Matt Bowen
Its: Managing Director
By: ____/s/ Kevin Fischer ________________________
Name: Kevin Fischer
Its: Director
DEUTSCHE BANK TRUST COMPANY AMERICAS
By: ____/s/ Jenna Kaufman _______________________
Name: Jenna Kaufman
Its: Director
Dated: February 27, 2015